UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2023

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2023, Agrify Corporation (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Change (the “Certificate of Change”) to effect a 1-for-20 reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in which each twenty (20) shares of Common Stock issued and outstanding will be combined and converted into one share of Common Stock (the “Reverse Stock Split”). The Reverse Stock Split will be effective as of 12:01 a.m. Eastern Time on July 5, 2023 (the “Effective Date”).

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement (the “Minimum Bid Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”), for continued listing on The Nasdaq Capital Market. As previously disclosed, on January 19, 2023, the Company received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that for the previous 30 consecutive business days, the closing bid price of the Company’s Common Stock had been below $1.00 per share, the minimum closing bid price required by the Rule for continued listing on the Nasdaq. Also, as previously disclosed, the staff of Nasdaq determined that the Company was eligible for a 180-day period to attempt to regain compliance with the Rule, which will expire on July 18, 2023. To regain compliance with the Rule, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum 10 consecutive business days.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with Nasdaq, and the Common Stock will begin trading on a split-adjusted basis, at the opening of business on the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 00853E305. The trading symbol for the Common Stock will remain “AGFY.”

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such record holder immediately prior to the Reverse Stock Split divided by (ii) twenty (20). Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded up to the nearest whole share. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

Book-Entry Shares. When the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form.

Certificated Shares. As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Our transfer agent, Broadridge Corporate Issuer Solutions, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Treatment of Convertible Securities and Equity Awards. On the Effective Date, all options and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options and other convertible securities are exercisable or convertible by twenty (20) and multiplying the exercise or conversion price thereof by twenty (20), as applicable, all in accordance with the terms of the plans, agreements or arrangements governing such options and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificate of Change. The Company is effecting the Reverse Stock Split pursuant to the Company’s filing of the Certificate of Change with the Nevada Secretary of State on June 30, 2023, in accordance with Nevada Revised Statutes (“NRS”) section 78.209. The Certificate of Change will become effective at 12:01 a.m. Eastern Time on the Effective Date. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required. The Reverse Stock Split was approved by the Board of Directors of the Company and given effect pursuant to and in accordance with NRS section 78.207 and, as such, no stockholder approval of the Reverse Stock Split is required.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 200,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company will be authorized to issue 10,000,000 shares of Common Stock. As of June 30, 2023, there were 32,458,929 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 1,622,947 shares of Common Stock outstanding. The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized preferred stock. There are no outstanding shares of the Company’s preferred stock. After the Reverse Stock Split, the Company’s authorized preferred stock of 3,000,000 shares will remain unchanged.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership interest in the Company and proportional voting power will remain unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 8.01. Other Events.

On July 3, 2023, the Company issued a press release announcing the effective date of the reverse stock split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Certificate of Change to Articles of Incorporation of Agrify Corporation, filed June 30, 2023.

99.1	Press Release of Agrify Corporation, dated as of July 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: July 3, 2023	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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